Asset Purchase Agreement

Transferor of asset: Qitaihe Kangwei Biotechnology Co., Ltd. (hereinafter referred to as Party A)

Transferee of asset: Harbin Hainan Kangda Cactus Health Food Co., Ltd. (hereinafter referred to as Party B)

Enterprise nature of Party A: domestic-funded enterprises with registered capital of 20 millions Yuan, main business: technology development of deep processing of agricultural and sideline products, deep processing of agricultural and sideline products (excluding food), and development of agricultural technology. Party A is willing to transfer its enterprise assets to party B under the contract conditions;

Enterprises nature of Party B: foreign-funded enterprise with registered capital of 36.8 million Yuan; main business: cactus food processing and sales, introduction, cultivation, marketing and scientific research of superior varieties of cactus. Party B is willing to be transferred the Party A’s assets under the contract conditions.

The two parties, in principle of reciprocity and justice as well as honesty and credibility, reach the unanimity through consultation on the matters that Party A transfers all the enterprise assets (hereinafter referred to as the target enterprise assets) to Party B, and enter into the contract as following:

Article 1  Clauses for Target Enterprise Assets

Target enterprise assets include the followings:

1. Land-use right

It is the use right of state-owned land located in Shuguang Village of Xinxing District in Qitaihe City, covering an area of 49 thousand square meters, with the use life of 47 years and the development area of first phase of 13 thousand square meters.

2. Housing ownership

It is the housing ownership of 5,606.20 square meters in Shuguang village of Xinxing District in Qitaihe City.

3. Ownership of fixed assets

All machinery, equipments and facilities (including equipment information and all file data, spare parts and office supplies of target enterprise) in the target enterprise plant.

Article 2  Clauses for Credits and Debts Treatment

All credits and debts (including wages owed to workers, social co-ordination insurance, taxes, bank loans and other debts) of target enterprise which happened prior to the signing of this contract are not included in the transfer assets in the contract and should be settled by Party A. If any litigation and dispute occurs for above mentioned reason, it should be solved by Party A.

Article 3  Clauses for Transfer Price and Payment

Now two parties agree that the selling price of overall assets is ￥37 million RMB which is equivalent to $5.42 million US dollars. The price includes all price of the assets transferred by Party A, but does not include the transfer fee of the use right of state-owned land that Party B should pay to the land administration department, as well as all the taxes and fees that party B should bear in the process of transfer.

Party B will pay the transfer price in installment. Within 5 days from the date of signing the contract, Party B will pay 50% of transfer price, that is 18.5 million Yuan to Party A; when Party A is dealing with handover procedure with Party B, Party B will pay 10% of transfer price, that is 3.7 million Yuan to Party A; within 5 days from the date that Party A finishes the registration modification in the land administration and other departments, Party B will pay Party A the rest of transfer price, namely, 40% of transfer price, that is 14.8 millions Yuan.

Article 4  Applicable Clauses（Assets Delivery Terms）

1. After signing the contract, both parties shall carry out the checking work of assets in accordance with the target assets list attached in the contract, asset inventory work should be completed within 30 days since the date of signing the contract.

2. After signing the contract and receiving the first phase payment of Party B, Party A promises to handle the register procedure of changing the ownership of assets within 90 days, including registration modification of land-use right and housing ownership.

　　3. Party A should handle the transfer procedures on relevant warrants, and Party B should coordinate the procedures, the fees of ownership transfer procedures and expenses fees will be borne by Party B.

　　4. During the transition period from the date of signing the contract to the completing date of registration modification of the target assets ownership, Party A shall manage the target assets properly with goodwill，and shall not have any harmful acts to the target assets.

Article 5  Clauses for Statement and Guarantees

1．Party A’s Statement and Guarantees

(1)    Party A ensures the quality of assets, service life, and performance conditions listed in the target assets list are true;

(2)    Party A ensures that the ownership of above-mentioned transferred assets is uncontested, unsecured and not seized, and Party A has the complete property rights of the assets, if any dispute concerning the purchased assets occurs for this reason, Party A will solve the issue and undertake the loss of Party B caused by this reason;

(3)    Party A has obtained the approval from the relevant government departments on the matters concerning the target asset transfer, and the shareholders meeting and board of directors of Party A have made the decision to transfer the target assets;

(4)    Party A ensures the above-mentioned statement and guarantees will be valid for two years since the transferred date of the target assets.
2. Party B’s Statement and Guarantee

(1)    Party B ensures to fulfill the agreed obligations under this contract in good faith;

(2)    Party B ensures the legitimate source of the funds of transferred target assets.

Article 6  Confidentiality Clauses

Both parties should fulfill the confidentiality obligations for all commercial documents, data and information obtained in the course of target assets transfer, and should not disclose it to any third party excluding the contents stipulated in mandatory laws.

Article 7  Liability for Breach

After the effectiveness of contract，both parties should execute the contract  honestly, if any party breach the contract, shall bear the liability for breach.

1.    If Party A cannot transfer asset by law, or cannot handle relevant legitimate asset voucher within the appointed period owing to reasons, Party A shall pay a penalty of 10% total amount of transferred asset price for such default.

2.    Party B should ensure the timely payment in the agreed period of the contract, if Party B fails to pay on time, shall pay for the losses of Party A by 10% of the amount.

Article 8  Contract Annexes

The contract consists of five annexes, and the annexes listed in this Contract shall form an integral part of this contract, and is a prerequisite to bring the contract into effect, the annexes includes:

1.    Target asset appraisal report;

2.    Land use right certification;

3.    House property right certification;

4.    The decisions the shareholders meeting and the board of directors of Party A have made to transfer the target assets.

5.    Party B’s Board Resolution approved to acquire Qitaihe Kangwei Biotechnology Co., Ltd. with ￥37 million RMB which is equivalent to $5.42 million US dollars.

 Article 9  Settlement of Disputes

Any dispute arising from or in connection with the contract shall be settled by both parties through consultation, in case of unwillingness of both parties, any party can prosecute to the court.

Article 10  Others

1.    Supplement contract shall be entered into between the parties through consultation for issues not settled in the contract and items required to be modified, and it will have the same legal force.

2.    The original contract shall be served in four copies, each Party hold two copies.

Party A:  (Seal) Qitaihe Kangwei Biotechnology Co., Ltd.
Representative:  (signature)
Date: March 25, 2009

Party B:   (Seal) Harbin Hainan Kangda Cactus Health Food Co., Ltd.
Representative:  (signature)
Date: March 25, 2009